Exhibit 99.1

201 Technology Drive • Irvine • California • 92618 Telephone: (949) 450-5400 Facsimile: (949) 450-5300 Email: IR@endocare.com Website: www.endocare.com
FOR RELEASE on May 15, 2009 at 6:00 am (EDT)

Investor Contact:	Media Contact:	For Additional Information:
Matt Clawson	Len Hall	Michael R. Rodriguez, CFO
Allen & Caron, Inc.	Allen & Caron, Inc.	Endocare, Inc.
(949) 474-4300	(949) 474-4300	(949) 450-5400
matt@allencaron.com	len@allencaron.com	www.endocare.com
www.allencaron.com	www.allencaron.com
ENDOCARE REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS
IRVINE, Calif. (May 15, 2009) . . . Endocare, Inc. (NASDAQ: ENDO), an innovative medical device company focused on the development of minimally invasive technologies used by urologists and interventional radiologists for tissue and tumor ablation, today reported results for the first quarter ended March 31, 2009. Highlights of the quarter include a modest year-over-year increase in revenue and strong margins.
     Total revenues for the first quarter of 2009 were $8.2 million, up from $8.1 million in the year-earlier period. Sequentially, revenues increased four percent from $7.9 million in the fourth quarter of 2008. Domestic probe sales, as well as the estimated number of domestic cryoablation procedures performed, in the first quarter of 2009 and 2008 are summarized in the following table:

				Three months ended
	Year ended December 31,			March 31,
	2006	2007	2008	2008	2009
Estimated domestic cryoablation procedures	7,802	9,373	9,358	2,568	2,352

Number of cryoprobes sold:
Straight probes	33,598	38,909	37,029	10,283	8,841
Right-angle probes	4,590	6,308	8,113	1,920	2,181

Total	38,188	45,217	45,142	12,203	11,022

     Probe sales are reported in two categories: straight probes, which are typically, although not always, used in prostate procedures, and right-angle probes, which are typically used in procedures other than prostate procedures.
     Gross margin in this year’s first quarter improved to 71.4 percent, compared to 69.2 percent in the prior year period and 64.4 percent in the 2008 fourth quarter. Gross margin in the 2008 fourth quarter was affected by approximately $315,000 in costs associated with reworking certain of the Company’s finished goods inventory to incorporate recent product enhancements and certain adjustments to inventory reserves. Operating expenses in the 2009 first quarter were $7.7 million, compared to $7.4 million in the 2008 first quarter, and included more than $1.3 million in expenses related to the proposed merger with Galil Medical Ltd. Operating expenses in the 2008 fourth quarter were $8.8 million, and included more than $1.5 million in merger related expenses and a $0.9 million loss from the impairment of an investment in Sanarus Medical, a privately-held minority investee, in connection with a strategic alliance formed in 2001.
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     Net loss for this year’s first quarter was $2.0 million, or $0.16 loss per share, compared to a net loss of $1.7 million for the first quarter of 2008, or $0.14 loss per share. Net loss for the fourth quarter of 2008 was $3.8 million, or $0.31 loss per share.
     Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) was a loss of $1.2 million for the first quarter of 2009 including $1.3 million in merger related expenses, compared to a loss of $0.7 million for the first quarter of 2008. A reconciliation of the differences between GAAP net losses and adjusted EBITDA losses is included in an accompanying table. Adjusted EBITDA was a loss of $3.1 million for the fourth quarter of 2008, including $1.5 million in merger related expenses and the $0.9 million impairment loss as noted above.
     In November 2008, Endocare announced the execution of a definitive merger agreement with Galil to together create a larger combined company focused on the promotion and development of cryoablation, a minimally invasive method to freeze and destroy cancerous tumors.
     Regarding the proposed merger with Galil, Endocare Chief Financial Officer Michael R. Rodriguez stated, “Now that our registration statement relating to the merger has been declared effective by the Securities and Exchange Commission, we are moving forward with our stockholders’ meeting on June 5, 2009. As expected, Galil’s shareholders approved the merger and related matters at meetings held May 14. The Federal Trade Commission (FTC) investigation relating to the merger remains ongoing. We hope to have clear guidance from the FTC, if not a complete resolution of the investigation, in advance of the June 5 stockholders’ meeting.”
     As previously announced, on April 9, 2009, Endocare received a written proposal from HealthTronics, Inc. offering to purchase all of Endocare’s outstanding common stock for $1.25 per share, with Endocare’s stockholders having the ability to elect to receive either cash or HealthTronics’ common stock as consideration. The proposal is subject to negotiation of a definitive written agreement and due diligence. As previously reported, the Endocare board of directors has determined that HealthTronics’ proposal could reasonably be expected to lead to a “Superior Proposal” under Endocare’s merger agreement with Galil. The Endocare board is in the process of further evaluating the HealthTronics proposal.
     The balance sheet as of March 31, 2009 showed cash and cash equivalents of $2.6 million, total assets of $14.6 million and total stockholders’ equity of $1.9 million. The Company had access to an additional $1.2 million under its line of credit with Silicon Valley Bank as of March 31, 2009. As disclosed in the Company’s Form 8-K filing on February 27, 2009, the Company and Silicon Valley Bank entered into an amendment to the credit facility which, among other matters, extended the line of credit through May 27, 2009. The Company is currently in negotiations with Silicon Valley Bank regarding entry into an additional amendment to the credit facility to further extend the line of credit to ensure that the Company has uninterrupted access to credit through the closing of the pending merger with Galil.
Merger with Galil
     The terms of the Galil definitive merger agreement call for a stock-for-stock merger transaction resulting in Galil becoming a wholly-owned subsidiary of Endocare. In addition, in connection with entry into the Galil merger agreement, Endocare entered into a stock purchase agreement that provides that upon the closing of the merger Endocare will sell up to $16.25 million of newly issued shares of its common stock in a private placement, priced at $1.00 per share, to certain current institutional investors of Endocare and Galil. Consummation of the merger would result in current Endocare stockholders
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holding 52 percent of the combined company and current Galil stockholders holding 48 percent of the combined company, without giving effect to the shares issuable pursuant to the concurrent private placement. Taking into account the shares of Endocare common stock to be issued in the private placement, it is expected that current Endocare stockholders would own approximately 38.5 percent of the combined company and current Galil shareholders would own approximately 61.5 percent of the combined company. Endocare filed a registration statement on Form S-4 with the Securities and Exchange Commission (SEC) in connection with the merger in January 2009. The Form S-4 was declared effective on May 5, 2009, and Endocare’s stockholders’ meeting to approve the merger is scheduled to take place on June 5, 2009.
Conference Call Information
     Given the pendency of the Galil merger, the Company has decided not to hold a results conference call relating to this press release. The Company intends to resume its regular results conference calls after the closing of the merger.
Use of Non-GAAP Financial Measures
     The Company uses, and this press release contains, the non-GAAP financial measure of adjusted EBITDA. The calculation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and also excluding SFAS 123R non-cash stock compensation expense, collectively “adjusted EBITDA”) is not a GAAP financial measure. The Company’s management believes that this non-GAAP financial measure provides useful information to investors, permitting, with GAAP financial measures, an enhanced evaluation of the Company’s ongoing and underlying business performance, including the evaluation of its performance against its competitors in the healthcare industry. Management uses this non-GAAP financial measure for purposes of its internal projections and to evaluate the Company’s financial performance.
     Due to the significance of the GAAP components excluded, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. A complete reconciliation of this non-GAAP financial measure for the applicable periods to the most directly comparable GAAP measures is presented in an accompanying table.
About Endocare
     Endocare, Inc.—www.endocare.com— is an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing technologies for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung and liver and palliative intervention (treatment of pain associated with metastases).
IMPORTANT DISCLAIMERS
     The common stock offered in the private placement referred to above will not be and has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
     Statements in this press release that are not historical facts are forward-looking statements, including statements relating to the Galil merger and the concurrent financing, the Company’s stockholder meeting relating thereto, and the
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HealthTronics’ proposal, that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in Endocare’s Registration Statement on Form S-4 relating to the merger, Forms 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to, the following items: uncertainty relating to HealthTronics’ proposal to acquire Endocare and the effects of such proposal; failure to receive stockholder approval of the Galil merger or concurrent financing; the timing and receipt of regulatory approvals; the possibility that the anticipated benefits from the Galil merger cannot be fully realized, if at all, or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Galil’s operations into Endocare will be greater than expected; the ability of the combined company to retain and hire key personnel; Endocare’s ability to comply with the continued listing requirements of NASDAQ for continued listing on the NASDAQ Capital Market; Endocare has a limited operating history with significant losses and losses may continue in the future; Endocare may require additional financing to sustain its operations and without it Endocare may not be able to continue operations; Endocare’s ability to extend the maturity on its line of credit; Endocare’s business may be materially and adversely impacted by the loss of Endocare’s largest customer, which is an affiliate of HealthTronics, or the reduction, delay or cancellation of orders from this customer or if this customer delays payment or fails to make payment; Endocare may be required to make state and local tax payments that exceed Endocare’s settlement estimates; uncertainty regarding the ability to convince health care professionals and third party payers of the medical and economic benefits of Endocare’s products; uncertainty relating to third party reimbursement; the risk that intense competition and rapid technological and industry change may make it more difficult for Endocare to achieve significant market penetration; and uncertainty regarding the ability to secure and protect intellectual property rights relating to Endocare’s technology. The actual results that Endocare achieves may differ materially from any forward-looking statements due to such risks and uncertainties. There can be no assurance that the proposed merger and financing will in fact be consummated, or that Endocare’s board of directors will determine that HealthTronics’ proposal constitutes a “Superior Proposal” under its merger agreement with Galil or, if it makes such a determination, that a transaction with HealthTronics will be consummated. Except as otherwise required by law, the Company undertakes no obligation to revise, or update publicly, any forward-looking statements for any reason.
IMPORTANT ADDITIONAL INFORMATION
     IN CONNECTION WITH THE PROPOSED MERGER, ENDOCARE HAS FILED WITH THE SEC A REGISTRATION STATEMENT ON FORM S-4, WHICH INCLUDES A PROXY STATEMENT/PROSPECTUS OF ENDOCARE, AND OTHER RELEVANT DOCUMENTS CONCERNING THE TRANSACTION. STOCKHOLDERS OF ENDOCARE AND SHAREHOLDERS OF GALIL ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.
     Investors may obtain free copies of the Registration Statement on Form S-4 and other documents filed with the SEC by Endocare through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Endocare’s other filings with the SEC may also be obtained from Endocare by making a request to Allen & Caron at (949) 474-4300. In addition, investors may access copies of the documents filed with the SEC by Endocare on Endocare’s website at www.endocare.com when they become available.
     Endocare and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Endocare’s stockholders with respect to the transactions contemplated by the definitive merger agreement between Galil and Endocare. Information regarding Endocare’s directors and executive officers is contained in Endocare’s Registration Statement on Form S-4 filed with the SEC on January 23, 2009. As of April 29, 2009, Endocare’s directors and executive officers beneficially owned (as calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended) approximately 396,144 shares, or 3.3%, of Endocare’s common stock. You can obtain free copies of these documents from Endocare using the contact information set forth above.
FINANCIAL TABLES FOLLOW

ENDOCARE REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended March 31,
	2009	2008
Total revenues	$8,176	$8,143

Costs and expenses:
Cost of revenues	2,335	2,505
Research and development	578	569
Selling and marketing	3,678	3,828
General and administrative	3,461	3,040

Total costs and expenses	10,052	9,942

Loss from operations	(1,876)	(1,799)
Interest income (expense), net	(91)	109

Net loss	$(1,967)	$(1,690)

Net loss per share — basic and diluted	$(0.16)	$(0.14)

Weighted average shares of common stock outstanding:	12,174	11,785
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ENDOCARE, INC. AND SUBSIDIARY
RECONCILIATION OF GAAP NET LOSS TO EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION, AMORTIZATION AND STOCK COMPENSATION EXPENSE
(“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2009	2008
GAAP loss from continuing operations	$(1,967)	$(1,690)

Add:
Depreciation	97	125
Amortization of intangibles	125	125
Interest expense	97	31

Subtotal	(1,648)	(1,409)

Add: Stock compensation expense	414	728

Adjusted EBITDA	$(1,234)	$(681)

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ENDOCARE REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,643	$2,685
Accounts receivable, net	5,839	5,076
Inventories, net	2,343	2,559
Prepaid expenses and other current assets	457	518

Total current assets	11,282	10,838

Property and equipment, net	796	628
Intangibles, net	2,451	2,576
Investments and other assets	75	75

Total assets	$14,604	$14,117

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,771	$3,638
Accrued compensation	2,891	1,955
Other accrued liabilities	2,996	3,007
Line of credit	2,817	1,880
Capital lease obligation, current portion	27	26

Total current liabilities	12,502	10,506

Capital lease obligation	55	62
Deferred compensation	144	77

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 11,819 and 11,811 issued and outstanding as of March 31, 2009 and 2008, respectively	12	12
Additional paid-in capital	202,030	201,632
Accumulated deficit	(200,139)	(198,172)

Total stockholders’ equity	1,903	3,472

Total liabilities and stockholders’ equity	$14,604	$14,117

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